Exhibit 7.1

JOINT STATEMENT AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13D relating to the common shares of American Community Properties Trust to which this agreement is attached is filed on behalf of such person.

Dated:  March 28, 2008
INTERSTATE BUSINESS CORPORATION

/s/ James Michael Wilson_______________________________
Name: James Michael Wilson
Title: President

WILSON SECURITIES CORPORATION

/s/ James Michael Wilson_______________________________
Name: James Michael Wilson
Title: President

JAMES MICHAEL WILSON

/s/ James Michael Wilson_______________________________
James Michael Wilson, Individually

WILSON FAMILY LIMITED PARTNERSHIP

/s/ James Michael Wilson_______________________________
Name: James Michael Wilson
Title: General Partner

JAMES J. WILSON

/s/ James J. Wilson_ ______________________________
James J. Wilson, Individually

BARBARA A. WILSON

/s/ Barbara A. Wilson       _______________________________
Barbara A. Wilson, Individually

KEVIN J. WILSON

/s/ Kevin J. Wilson           ______________________________
Kevin J. Wilson, Individually

ELIZABETH W. WEBER

/s/ Elizabeth W. Weber   _______________________________
Elizabeth W. Weber, Individually

THOMAS B. WILSON

/s/ Thomas B. Wilson     _______________________________
                                                                Thomas B. Wilson, Individually

MARY P. WILSON

/s/ Mary P. Wilson           _______________________________
                    Mary P. Wilson, Individually

BRIAN J. WILSON

/s/ Brian J. Wilson            _______________________________
                                                                Brian J. Wilson, Individually